Exhibit 99.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of common shares, no par value, of Vale, S.A., a Brazilian company. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: June 7, 2021	Litel Participações S.A.

/s/ Carlos Eduardo Reich Sampaio
Carlos Eduardo Reich Sampaio, Chief Executive Officer

/s/ Marcelle Santos Vasconcellos
Marcelle Santos Vasconcellos, Officer

Dated: June 7, 2021	Litela Participações S.A.

/s/ Carlos Eduardo Reich Sampaio
Carlos Eduardo Reich Sampaio, Chief Executive Officer

/s/ Marcelle Santos Vasconcellos
Marcelle Santos Vasconcellos, Officer